Exhibit 21.1

Subsidiaries of the Company

Subsidiary	DBA	Jurisdiction of Incorporation or Organization
Alaska Communications Systems Holdings, Inc.	Alaska Communications, ACS	Delaware
ACS of the Northland, LLC	Alaska Communications, ACS	Alaska
ACS of Alaska, LLC	Alaska Communications, ACS	Alaska
ACS of Fairbanks, LLC	Alaska Communications, ACS	Alaska
ACS of Anchorage, LLC	Alaska Communications, ACS	Delaware
ACS Wireless, Inc.	Alaska Communications, ACS	Alaska
ACS Long Distance, LLC	Alaska Communications, ACS	Alaska
Alaska Communications Internet, LLC	Alaska Communications, ACS	Alaska
ACS Messaging, Inc.	Alaska Communications, ACS	Alaska
ACS InfoSource, Inc.	Alaska Communications, ACS	Alaska
ACS Cable Systems, LLC	Alaska Communications, ACS	Delaware
Alaska Communications Services, Inc.	Alaska Communications, ACS	Alaska
ACS of Alaska License Sub, LLC	Alaska Communications, ACS	Alaska
ACS of the Northland License Sub, LLC	Alaska Communications, ACS	Alaska
ACS of Fairbanks License Sub, LLC	Alaska Communications, ACS	Alaska
ACS of Anchorage License Sub, LLC	Alaska Communications, ACS	Alaska
ACS Wireless License Sub, LLC	Alaska Communications, ACS	Alaska
ACS Long Distance License Sub, LLC	Alaska Communications, ACS	Alaska
Crest Communications Corporation	Alaska Communications, ACS	Delaware
WCI Cable, Inc.	Alaska Communications, ACS	Delaware
Alaska Northstar Communications, LLC	Alaska Communications, ACS	Delaware
Northstar License Corporation	Alaska Communications, ACS	Delaware
WCIC Hillsboro, LLC	Alaska Communications, ACS	Delaware
WCI Lightpoint, LLC	Alaska Communications, ACS	Delaware
Northern Lights Holdings, Inc.	Alaska Communications, ACS	Delaware
WorldNet Communications, Inc.	Alaska Communications, ACS	Delaware
Alaska Fiber Star, LLC	Alaska Communications, ACS	Alaska
Alaska Fiber Star License Corporation	Alaska Communications, ACS	Delaware
TekMate, LLC	Alaska Communications, ACS	Alaska

In addition to the wholly owned subsidiaries listed above, the Company has a fifty percent interest in ACS - Quintillion JV, LLC, an Alaska Limited Liability Company.